PricewaterhouseCoopers LLP, One North Wacker, Chicago, IL 60606 T: (312) 298 2000, F: (312) 298 2001, www.pwc.com/us CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-217593 and 333-237980) and Form S-8 (Nos. 33-14615, 33-29053, 333-44178, 333-102805, 333-102806, 333-102808, 333-102810, 333-110776, 333- 131625,333-136642, 333-162405, 333-191719, 333-191720, and 333-222801) of Hormel Foods Corporation of our report dated May 28, 2021 relating to the financial statements of The Nuts Business of The Kraft Heinz Company, which appears in this Current Report on Form 8-K. /s/ PricewaterhouseCoopers LLP Chicago, Illinois August 20, 2021